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                                                                     EXHIBIT 5.1



                                                               December 12, 1996


PhoneTel Technologies, Inc.
1127 Euclid Avenue, Suite 650
Cleveland, Ohio 44115-1601

                  Re:      PhoneTel Technologies, Inc. and
                           Subsidiaries Registration Statement
                           on Form SB 2 (No. 333-15211)

Ladies and Gentlemen:

         I am Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of PhoneTel Technologies, Inc., an Ohio corporation (the "Company"). I am providing the opinions set forth herein in connection with the preparation of a registration statement on Form SB-2 (No. 333-15211), which was filed by the Company and by all of the Company's subsidiaries, consisting of Public Telephone Corporation, an Indiana corporation ("Public"), World Communications, Inc., a Missouri corporation ("World"), Paramount Communications Systems, Inc., a Florida corporation ("Paramount"), Northern Florida Telephone Corporation, a Florida corporation ("NFTC"), Payphones of America, Inc., an Ohio corporation ("POA") and PhoneTel CCI, Inc., a Texas corporation ("CCI" and, together with Public, World, Paramount, NFTC and POA, the "Subsidiary Guarantors"), with the Securities and Exchange Commission (the "Commission") on October 31, 1996, Amendment No. 1 thereto, which was filed with the Commission on November 18, 1996 and Amendment No. 2 thereto, which is being filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement").

         The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of $110,000,000 aggregate principal amount of the Company's Senior Notes due 2006 (together with any additional Notes to be sold by the Company and registered on a registration statement filed by the Company pursuant to Rule 462(b) under the Act, the "Notes") and the guarantees of the Notes by the Subsidiary Guarantors (the "Guarantees") to be issued under an
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PhoneTel Technologies, Inc.
December 12, 1996
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indenture (the "Indenture") to be entered into among the Company and Marine
Midland Bank, as Trustee (the "Trustee"), and the sale of the Notes and related Guarantees to the public through the Underwriters (as defined below) in a firm commitment public offering pursuant to an Underwriting Agreement (the "Underwriting Agreement") in the form filed as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company and J.P. Morgan Securities Inc., CIBC Wood Gundy Securities Corp., ING Barings (U.S.) Securities Corporation and Southcoast Capital Corporation (collectively, the "Underwriters").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Act.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the form of the Underwriting Agreement; (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Notes and the terms and provisions of the Guarantees included in the Indenture; (v) the Company's Articles of Incorporation, as presently in effect;
(vi) the Company's Amended and Restated Code of Government Regulations, as presently in effect; (vii) the certificates or articles of incorporation and the by-laws, as currently in effect, of each of the Subsidiary Guarantors; (viii) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Special Committee appointed by the Board of Directors of the Company (the "Special Committee") in each case relating to the issuance and sale of the Notes and related matters and (ix) certain resolutions of the Board of Directors of each of the Subsidiary Guarantors relating to the issuance and sale of the Guarantees and related matters (the "Guarantor Resolutions"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and
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PhoneTel Technologies, Inc.
December 12, 1996
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others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company and the Subsidiary Guarantors, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors and others.

         I am admitted to practice law in the State of Ohio and I do not purport to be an expert on any law other than the laws of the State of Ohio and the laws of the United States of America. I do not express any opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;
(ii) the interest rate, maturity, redemption and other terms of the Notes as well as the price at which the Notes are to be sold to the Underwriters pursuant to the Underwriting Agreement, and other matters relating to the issuance and sale of the Notes have been approved by the Special Committee in accordance with the Draft Resolutions; (iii)
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PhoneTel Technologies, Inc.
December 12, 1996
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the Draft Resolutions have been adopted by the Special Committee; (iv) the
Indenture and the Underwriting Agreement have been duly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto; and (v) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to the Underwriters upon payment of the agreed-upon consideration therefor to be specified in the Underwriting Agreement, the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture.

         2. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;
(ii) the interest rate, maturity, redemption and other terms of the Notes as well as the price at which the Notes are to be sold to the Underwriters pursuant to the Underwriting Agreement, and other matters relating to the issuance and sale of the Notes have been approved by the Special Committee in accordance with the Draft Resolutions; (iii) the Draft Resolutions have been adopted by the Special Committee; (iv) the final terms of the Guarantees and their issuance have been duly established in conformity with the Indenture and the Guarantor Resolutions; (v) the Indenture and the Underwriting Agreement have been duly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto; (vi) the Guarantees have been duly executed by the Subsidiary Guarantors; and (vii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to the Underwriters upon payment of the agreed upon consideration therefor to be specified in the Underwriting Agreement, the Guarantees will be valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture.

         In rendering the foregoing opinions, I express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Notes, the Guarantees, the Indenture or the transactions contemplated thereby, and I have assumed that (i) the execution, delivery and performance by each of the Subsidiary Guar-
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PhoneTel Technologies, Inc.
December 12, 1996
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antors other than POA of the Indenture and the Guarantees is within its corporate powers and that such Guarantees have been duly authorized by all necessary corporate action, (ii) insofar as the laws other than those of the State of Ohio are applicable to the execution and delivery of the Indenture and the Guarantees by the Company and the Subsidiary Guarantors, such execution and delivery will be made in accordance with such laws and (iii) the Indenture and the Guarantees are valid and binding obligations of the Subsidiary Guarantors under the laws of such other applicable jurisdictions. I understand that these assumptions are the subject of the opinions being rendered by Skadden, Arps, Slate, Meagher and Flom LLP with respect to New York law, Barnes & Thornburg, with respect to Indiana law, Blumenfeld, Kaplan & Sandweiss, with respect to Missouri law, Shackleford, Farrior, Stallings & Evans, with respect to Florida law, and Scher & Miller, with respect to Texas law, and that such opinions are being filed as exhibits to the Registration Statement on the date hereof.

         I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. I further consent to the incorporation of this opinion by reference as an exhibit to any registration statement relating to the offering which is filed pursuant to Rule 462(b) of the Rules and Regulations under the Act and to the use of my name under the caption "Legal Matters" in the prospectus included in or incorporated by reference in any such registration statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                         Very truly yours,

                                         /s/ Tammy L. Martin, Esquire
                                         --------------------------------------
                                             Tammy L. Martin, Esquire
                                             Executive Vice President, Chief
                                             Administrative Officer, General
                                             Counsel and Secretary of PhoneTel
                                             Technologies, Inc.